EXHIBIT A

           NAME, BUSINESS ADDRESS AND PRESENT PRINCIPAL OCCUPATION OF
               EACH EXECUTIVE OFFICER AND DIRECTOR OF HALLIBURTON


I.   Executive Officers of Halliburton

Richard B. Cheney             3600 Lincoln Plaza        Chairman of the Board
                              500 North Akard Street    and Chief Executive
                              Dallas, Texas 75201-3391  Officer and Director

David J. Lesar                3600 Lincoln Plaza        President and Chief
                              500 North Akard Street    Operating Officer
                              Dallas, Texas 75201-3391

Dale P. Jones                 3600 Lincoln Plaza        Vice Chairman and
                              500 North Akard Street    Director
                              Dallas, Texas 75201-3391

Kenneth R. LeSuer             5151 San Felipe           Vice Chairman
                              Houston, Texas 77056

Lester L. Coleman             3600 Lincoln Plaza        Executive Vice President
                              500 North Akard Street    and General Counsel
                              Dallas, Texas 75201-3391

Gary V. Morris                4100 Clinton Drive        Executive Vice President
                              Houston, Texas 77020      and Chief Financial
                                                        Officer

Lewis W. Powers               4100 Clinton Drive        Senior Vice President
                              Houston, Texas 77020

Jerry H. Blurton              4100 Clinton Drive        Vice President and
                              Houston, Texas 77020      Treasurer

Robert Charles Muchmore, Jr.  4100 Clinton Drive        Vice President and
                              Houston, Texas 77020      Controller


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II.  Directors of Halliburton

Anne L. Armstrong          Kleberg National Bank Building    Chairman of the
                           6th and Kleberg Streets           Board of Trustees,
                           Kingsville, Texas 78363           Center for
                                                             Strategic and
                                                             International
                                                             Studies,
                                                             Washington, D.C.

Richard B. Cheney          3600 Lincoln Plaza                Chairman of the
                           500 North Akard Street            Board and Chief
                           Dallas, Texas 75201-3391          Executive Officer,
                                                             Halliburton Company

Lord Clitheroe             Downham Hall                      Chairman, The
                           Clitheroe                         Yorkshire Bank, PLC
                           Lancashire, BB7 4DN
                           England

Robert L. Crandall         AMR Corporation                   Chairman, President
                           4333 Amon Carter Boulevard        and Chief Executive
                           6 North                           Officer, AMR
                           Ft. Worth, Texas 76155            Corporation; and
                                                             Chairman and Chief
                                                             Executive Officer,
                                                             American Airlines,
                                                             Inc.

Charles J. DiBona          9306 Georgetown Pike              Retired President
                           Great Falls, Virginia  22066      and Chief Executive
                                                             Officer, American
                                                             Petroleum Institute

W.R. Howell                6501 Legacy Drive, Building A     Chairman Emeritus,
                           1st Floor                         J.C. Penney
                           Plano, Texas 75024                Company, Inc.

Dale P. Jones              3600 Lincoln Plaza                Vice Chairman,
                           500 North Akard Street            Halliburton Company
                           Dallas, Texas 75201-3391

Delano E. Lewis            635 Massachusetts Avenue, N.W.    President and Chief
                           Washington, DC 20001-3753         Executive Officer,
                                                             National Public
                                                             Radio

C.J. Silas                 408 Professional Building         Retired Chairman of
                           4th & Keeler Streets              the Board and Chief
                           Bartlesville, Oklahoma 74003      Executive Officer,
                                                             Phillips Petroleum
                                                             Company

Roger T. Staubach          6750 LBJ Freeway, Suite 1100      Chairman and Chief
                           Dallas, Texas 75240               Executive Officer,
                                                             The Staubach
                                                             Company

Richard J. Stegemeier      376 South Valencia Avenue         Chairman Emeritus,
                           Brea, California 92621            Unocal Corporation


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